Exhibit 99.1

Regado Biosciences Permanently Halts REGULATE-PCI Clinical Trial

Safety Stops Phase 3 Study for Revolixys™ Kit

August 25, 2014 (Basking Ridge, NJ) – Regado Biosciences, Inc. today announced the permanent termination of enrollment in its REGULATE-PCI phase 3 trial for its lead program, Revolixys™ Kit. The decision was made based on a recommendation from the trial’s Data and Safety Monitoring Board (DSMB) following their analysis of the data from the first approximately 3250 patients enrolled in what was intended to be a 13,200-patient trial comparing the safety and efficacy of Revolixys Kit with bivalirudin.

“The DSMB indicated that the level of serious allergic adverse events associated with Revolixys was of a frequency and severity such that they recommended that we do not enroll any further patients in the REGULATE-PCI trial,” stated David J. Mazzo, Ph.D., CEO of Regado. He continued, “We will now undertake a complete review of the unblinded database from REGULATE-PCI, which we expect will take several months to complete.”

The Company will hold a conference call and live audio webcast today, Monday, Aug. 25, 2014, at 9:00 a.m. EDT to discuss the termination of its REGULATE-PCI trial.

Interested participants and investors may access the conference call by dialing 1-866-652-5200 for domestic callers or 1-412-317-6060 for international callers. The conference call will be webcast live under the investor relations section of the Regado website at www.regadobio.com and will be archived there for 60 days following the call.

ABOUT REGADO BIOSCIENCES

Regado Biosciences, Inc., is a biopharmaceutical company focused on the discovery and development of novel, oligonucleotide-based actively controllable therapeutics. Our initial focus is on applications in the acute and sub-acute cardiovascular therapeutic area. The company’s lead product candidate, Revolixys™ Kit, is a two-component system consisting of pegnivacogin, an anticoagulant aptamer specifically targeting coagulation Factor IXa, and its complementary oligonucleotide active control agent, anivamersen. Regado’s actively controllable product candidates have the potential to improve patient outcomes and enhance the patient experience, provide direct therapeutic control to physicians and reduce overall treatment costs. More information can be found at www.regadobio.com. For more information on REGULATE-PCI, please visit: http://www.clinicaltrials.gov/ct2/show/NCT01848106

106 Allen Road	4th Floor Basking	Ridge, NJ 07920	www.regadobio.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the progress of the REGULATE-PCI trial, the expected timing and outcome of our analysis of the unblended REGULATE-PCI database, the prospects for the continued development and any regulatory approval of Revolixys™ Kit and the successful commercialization of Revolixys™ Kit, if approved. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from those projected in forward-looking statements include the outcome of our database analysis, our determination of the safety and/or efficacy of Revolixys™ Kit as well as the “Risk Factors” described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2014, and in the Company’s other periodic filings with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company has no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:

David Schull

Russo Partners

212-845-4271

david.schull@russopartnersllc.com

Investor Relations Contact:

Don Elsey, CFO

Regado Biosciences, Inc.

908-580-2113

delsey@regadobio.com

SOURCE Regado Biosciences, Inc.

106 Allen Road	4th Floor Basking	Ridge, NJ 07920	www.regadobio.com